SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stationsplein 45

3013 AK Rotterdam

The Netherlands

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective March 19, 2013, Joshua J. Harris resigned from the Supervisory Board of LyondellBasell Industries N.V. (the “Company”).

Mr. Harris, Co-founder and Chief Investment Officer of Apollo Global Management, LLC, a global alternative asset manager, has served on the Company’s Supervisory Board since April 2010 and was one of the founding members of the Supervisory Board of the Company.

Mr. Harris’ resignation was a result of the terms of a nomination agreement between the Company and an affiliate of Apollo Management, LP. (collectively, “Apollo”). Pursuant to that agreement, to the extent Apollo’s share ownership in the Company drops below 18%, the Supervisory Board may request that one of Apollo’s three designated directors submit a resignation. In February 2013, Apollo informed the Company that its share ownership had fallen below the minimum required threshold to designate three directors to the Supervisory Board. In response to the request that one of Apollo’s designated directors resign pursuant to the nomination agreement, the Company was informed on March 19, 2013 that Mr. Harris would resign, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: March 22, 2013	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President